Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Ophthalmic Imaging Systems of our report dated April 15, 2011, relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Ophthalmic Imaging Systems for the year ended December 31, 2010.

                                                    /s/ Perry-Smith LLP

Sacramento, California
May 13, 2011